SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       DECEMBER 21, 2004
                                                 -----------------------

                             ANCHOR GLASS CONTAINER CORPORATION
                             ----------------------------------
                   (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                                    ---------
                 (State or Other Jurisdiction of Incorporation)

            0-23359                                   59-3417812
------------------------------            ------------------------------
   (Commission File Number)            (I.R.S. Employer Identification No.)


     ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FLORIDA 33634-7513
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices) (Zip Code)

                                 (813) 884-0000
                                ---------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01   OTHER EVENTS

     On December 21, 2004, a complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division entitled "Robert Conte individually and on behalf of all others similarly situated v. Anchor Glass Container Corporation, Darrin Campbell, Richard M. Deneau, Joel A. Asen, James
N. Chapman, Jonathan Gallen, George Hamilton, Timothy F. Price, Alan H. Schumacher, Lenard B. Tessler, Credit Suisse First Boston, Merrill Lynch & Co. and Lehman Brothers, Case Number 8:04-cv-02741-T-26TGW." Anchor Glass Container Corporation (the "Registrant") has not yet been served with a copy of this complaint. Darrin J. Campbell ("Campbell") is the Registrant's Chief Executive Officer and a member of the Registrant's Board of Directors. Richard M. Deneau ("Deneau") was the Registrant's former Chief Executive Officer and a former member of the Registrant's Board of Directors. Alan H. Schumacher, James N. Chapman, Jonathan Gallen, Timothy F. Price and Lenard B. Tessler are members of the Registrant's Board of Directors. Joel A. Asen and George Hamilton were members of the Registrant's Board of Directors. Credit Suisse First Boston, Merrill Lynch & Co. and Lehman Brothers were underwriters of the Registrant's initial public offering of common stock.

      The lawsuit seeks to have the court determine recognition of a class action brought on behalf of all persons who purchased the Registrant's securities between September 25, 2003 and November 4, 2004 (the "Period") and alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the "Securities Act") and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 thereunder. The lawsuit alleges that the Registrant and the other defendants, as applicable, violated Sections 11 and 15 of the Securities Act due to alleged misrepresentations of material facts and omissions from the registration statement and prospectus relating to the Registrant's initial public offering by failing to disclose that previous "capital improvements would result in the closer[sic] of the Collinsville[sic] facility and excess inventory that would later have to be accounted for by a material writedown." The lawsuit also alleges that the Registrant, Messrs. Campbell and Deneau violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 thereunder by making materially false and/or misleading statements concerning the Registrant's business and operations and failed to disclose, among other things, (a) that the Registrant's "production far exceeded demand and [that the Registrant] had an excess of built-up inventory during the [Period], resulting in the forced closure of the [Registrant's] Connellsville facility; (b) [that the Registrant] had flooded the market with inventory during the [Period] which caused the [Registrant] to 'curtail production selectively during the fourth quarter' to lower these inventory levels and align production with customer requirements; and (c) [that] the [Registrant's] Connellsville facility was materially impaired during the [Period] resulting in a belated charge of at least $45 million." The lawsuit also alleges that [Messrs. Campbell and Deneau] were engaged in a scheme to inflate the price of the Registrant's common stock in order to "(i) protect and enhance their executive positions and the substantial compensation and prestige they obtained thereby; [and] (ii) enhance the value of their personal holdings of [the Registrant's] common stock including restricted stock." The complaint seeks an unspecified amount of damages.

      Although the ultimate outcome of this matter cannot be determined with certainty, the Registrant believes that the complaint is without merit and it and the individual defendants intend to vigorously defend the lawsuit.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       ANCHOR GLASS CONTAINER CORPORATION

                                      /s/ Peter T. Reno
                                    ------------------------------------
                               Name:  Peter T. Reno
                               Title: Vice President and
                                      Interim Chief Financial Officer
                                      (Principal Financial Officer and
                                      Duly Authorized Officer)


Date: December 29, 2004